               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 ABIOMED, INC.
- - -------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

- - -------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT))

Payment of filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
  Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
  6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies: _______

    2) Aggregate number of securities to which transaction applies: __________

    3) Per unit price or other underlying value of transaction computed pur-suant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___________

    4) Proposed maximum aggregate value of transaction: ______________________

    5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement num-ber, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: _______________________________________________

    2) Form, Schedule or Registration Statement No.: _________________________

    3) Filing Party: _________________________________________________________

    4) Date Filed: ___________________________________________________________

                               PRELIMINARY COPY

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                                 ABIOMED, INC.
                         TO BE HELD ON AUGUST 14, 1996

The Annual Meeting of Stockholders of ABIOMED, Inc. will be held on August 14, 1996 at 8:00 a.m. at the Auditorium of the Bank of Boston, 100 Federal Street, Boston, Massachusetts, for the following purposes:

  1. To elect two Class I directors each to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

  2. To consider and act upon a proposed amendment to the Company's Certifi-cate of Incorporation and By-Laws to provide that the stockholders of the Company may not take action by written consent, in lieu of taking action by voting at an annual or special meeting of stockholders;

  3. To consider and act upon a proposed amendment to the Companys 1992 Com-bination Stock Option Plan to increase the number of shares of Common Stock that may be issued under that plan by 250,000 shares; and

  4. To consider and act upon any matter incidental to the foregoing purpose and any other matter which may properly come before the Annual Meeting or any adjourned session thereof.

The Board of Directors has fixed July 8, 1996, as the record date for deter-mining the stockholders entitled to notice of, and to vote at, the Meeting.

                                         By Order Of The Board Of Directors

                                         DONALD E. PAULSON, Secretary

Boston, Massachusetts
July 12, 1996

                            YOUR VOTE IS IMPORTANT

   TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE CLERK OF THE COMPANY A WRITTEN REVOCA-TION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                                 ABIOMED, INC.
                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 14, 1996

  This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of ABIOMED, Inc., a Dela-ware corporation with its principal executive offices at 33 Cherry Hill Drive, Danvers, Massachusetts 01923 (the "Company"), for use at the Annual Meeting of Stockholders to be held on August 14, 1996 and at any adjournment or adjourn-ments thereof (the "Meeting"). The cost of such solicitation will be borne by the Company. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra com-pensation. The Company may also pay to banks, brokers, nominees and other fi-duciaries their reasonable charges and expenses incurred in forwarding proxy material to their principals. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about July 12, 1996.

  Only stockholders of record at the close of business on July 8, 1996 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 1,428,000 shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), and 5,542,066 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Holders of Class A Common Stock have ten votes per share and holders of Common Stock have one vote per share on all matters on which they are entitled to vote. The holders of Common Stock, voting as a separate class, are entitled to elect 25% of the Board of Directors (rounded up to the nearest whole number), and the balance of the directors are elected by the holders of both classes of common stock, voting together as a single class. Directors will be elected by a plu-rality of the votes cast by holders of the classes of common stock entitled to vote thereon. Abstentions, including broker non-votes, will have no effect on the outcome of the vote for the election of directors. Proposal No. 2 requires the affirmative vote of a majority of the votes entitled to be cast by the holders of Class A Common Stock and Common Stock outstanding and entitled to vote, voting as a single class. As a result, abstentions and broker non-votes will have the same legal effect as a vote against this proposal, even though that might not be the intent of the person voting or giving the proxy. Pro-posal No. 3 requires the affirmative vote of a majority of those votes present in person or by proxy at the Meeting and entitled to be voted, provided a quo-rum is present. Abstentions will have the effect of a vote against Proposal 3, but a broker non-vote will have no effect.

  THE ENCLOSED PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED ON THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE NOMINEES AS DIRECTORS AND FOR PROPOSALS 2 AND 3. IF ANY OTHER MATTERS SHALL PROPERLY COME BEFORE THE MEETING, THEY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDG-MENT. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

  The Company's Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended March 31, 1996, including financial statements au-dited by Arthur Andersen & Co., LLP., are being mailed to each of the stock-holders simultaneously with this proxy statement.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  At the Meeting, two Class I directors are to be elected to serve for a term of three years, until the 1999 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. The persons named below will be nominated by the Board of Directors for election as directors. Dr. Da-vid M. Lederman is being nominated for election to the office for which hold-ers of both Common Stock and Class A Common Stock vote as a single class; Mr. Desmond H. O'Connell, Jr. is being nominated for election by the holders of Common Stock, voting as a separate class. Both of these nominees are currently serving as directors of the Company.

  If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and the Board of Directors desig-nates another nominee, the persons named as proxies will vote the proxy for such substitute, if any. The Board of Directors has no reason to believe that any of the proposed nominees will be unable or unwilling to serve. The pro-posed nominees are not being nominated pursuant to any arrangement or under-standing with any person.

INFORMATION ON NOMINEES AND DIRECTORS

  Set forth below is certain biographical information with respect to the nom-inees, including the year in which the nominees term would expire, if elected, and with respect to each of the Class II and Class III directors whose terms will continue after the Meeting. The nominees for Class I director are indi-cated by an asterisk.

                                                                                    Year Term
                                                                  Director        Expires, If
Name                    Age Position                                 Since Elected, and Class
- - ---------------------------------------------------------------------------------------------
*Dr. David M. Lederman   52 Chairman of the Board of Directors,       1981     1999 Class I
                            President and Chief Executive Officer
*Desmond H. O'Connell,   60 Director                                  1995     1999 Class I
 Jr.
John F. O'Brien          53 Director                                  1989     1997 Class II
Henri A. Termeer         50 Director                                  1987     1997 Class II
Dr. W. Gerald Austen     66 Director                                  1985     1998 Class III
Paul Fireman             52 Director                                  1987     1998 Class III

  Dr. Lederman founded the Company in 1981 and has served as Chairman of the Board and Chief Executive Officer since that time. Dr. Lederman has also served as President of the Company from 1981 through 1990, from 1991 through 1992 and from 1993 to present. Prior to founding the Company, he was a Princi-pal Research Scientist and subsequently Chairman of the Medical Research Group at the Everett Division of Avco Corporation. Dr. Lederman holds a Bachelor's degree in Engineering Physics and a Masters and a Ph.D. degree in Aerospace Engineering from Cornell University. He has authored over 40 medical publica-tions, is a member of numerous medical and scientific professional organiza-tions and has been a frequent speaker in forums on cardiac assist systems and on commercialization of government funded technology.

  Mr. O'Connell has been an independent management consultant since September 1990. He has served as a director of DNX Corp., a provider of pharmaceutical and biotechnology products since 1991. From December 1992 until December 1993, he served as the Chairman, Management Committee, of Pharmakon Research Inter-national, Inc., a provider of preclinical testing services to pharmaceutical biotechnology companies. During 1991, he briefly served as Chairman of the Board and Chief Executive Officer of Osteotech, Inc., a medical products com-pany. Mr. O'Connell was with the BOC Group, PLC, an industrial gas and health care company, in senior management positions from 1980 to 1990 and was a mem-ber of the Board of Directors of BOC Group, PLC from 1983 to 1990. From April 1990 until September 1990, Mr. O'Connell was President and Chief Executive Of-ficer of BOC Health Care. From 1986 to April 1990, he was Group Managing Di-rector of BOC Group, PLC. Prior to joining BOC, Mr. O'Connell held various po-sitions at Baxter Laboratories, Inc. including chief executive of the Thera-peutic and Diagnostic Division and Vice President, Corporate Development. Mr. O'Connell received a B.S. degree from the University of Notre Dame and re-ceived an M.B.A. degree from Harvard University.

  Mr. O'Brien has served as a director since 1989. Since August 1989 he has been the President and Chief Executive Officer and a director of First Allmerica Financial Life Insurance Company (formerly State Mutual Life Assur-ance Company of America). Since January 1995 he has been President, Chief Ex-ecutive Officer and a Director of Allmerica Financial Corporation, a financial services holding company. Mr. O'Brien is also President, Chief Executive Offi-cer and a director of Allmerica Property & Casualty Companies, Inc.; Chairman of the Board, President and Chief Executive Officer of Citizens Corporation; and a trustee and Chairman of the Board of Allmerica Securities Trust, Allmerica Investment Trust and Allmerica Funds. From 1972 until 1989, Mr. O'Brien was employed by Fidelity Investments in various capacities, including as Group Managing Director of FMR Corp. Mr. O'Brien is also a director of Cabot Corporation and TJX Companies, Inc. and a Trustee of the Worcester Art Museum.

  Mr. Termeer has served as a director of the Company since 1987. Mr. Termeer has served as President and a director of Genzyme Corporation, a biotechnology company engaged in the production and marketing of human health care products, since 1983, as its Chief Executive Officer since 1985, and as its Chairman of the Board since 1988. Mr. Termeer is also Chairman of the Boards of Genzyme Transgenics Corporation and Neozyme II Corporation. He is also a director of AutoImmune, Inc., GelTex Pharmaceuticals, Inc. and Xenova Ltd. and serves as a trustee of Hambrecht & Quist Healthcare Investors and Hambrecht & Quist Life Sciences Investors.

  Dr. Austen has served as a director of the Company since 1985. From 1969 to the present, Dr. Austen has been Chief of the Surgical Services at Massachu-setts General Hospital, and from 1974 to the present, has been the Edward D. Churchill Professor of Surgery at Harvard Medical School. He became President of the Massachusetts General Physicians Organization in 1994 and is a member of the board of trustees of Partners Healthcare System, Inc. Dr. Austen is the past President of the American College of Surgeons, the American Association for Thoracic Surgery, the American Surgical Association and the Massachusetts and American Heart Associations. Dr. Austen is a member of the Institute of Medicine of the National Academy of Sciences, a Fellow of the American Academy of Arts and Sciences and a life member of the corporation of the Massachusetts Institute of Technology.

  Mr. Fireman has served as a director of the Company since 1987. He is the founder of Reebok International Ltd., a leading worldwide, designer, marketer and distributor of sports, fitness and casual footwear, apparel and equipment and has served as Chief Executive Officer and a director of that company since 1979 and as Chairman of the Board of Directors since 1985. Mr. Fireman has been President of Reebok from 1979 to 1987 and since 1989. Mr. Fireman also has served as the chairman of the Entrepreneurial Advisory Board of Babson College since 1995.

MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors held five regular meetings during the fiscal year ended March 31, 1996. Each director attended at least 75% of the aggregate number of meetings of the board of directors and committees of which he was a member held during such fiscal year except for Paul Fireman who attended 50% of all such meetings.

  The Board of Directors has an Executive Committee which is currently com-posed of David M. Lederman, Desmond H. O'Connell, Jr. and Henri A. Termeer. The Executive Committee has, and may exercise, all the powers and authority of the Board of Directors, except those which by law may not be delegated to it by the Board of Directors. The Executive Committee did not act during the fis-cal year ended March 31, 1996.

  The Board of Directors has an Audit Committee, currently composed of Henri
A. Termeer, John F. O'Brien and Desmond H. O'Connell, Jr. The Audit Committee met one time during the fiscal year ended March 31, 1996. The functions per-formed by this committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal con-trols and reviewing the implementation by management of recommendations made by the independent auditors.

  The Company has a Compensation Committee, which is currently composed of W. Gerald Austen, John F. O'Brien and Paul Fireman. The functions of the Compen-sation Committee include establishing the compensation and bonuses of execu-tive officers, determining the persons to whom both incentive stock options and non-qualified stock options will be granted and adopting rules and making other determinations with respect to the administration of the 1992 Combina-tion Stock Option Plan, the Employee Stock Purchase Plan and the 401(k) Plan. During the fiscal year ended March 31, 1996, the Compensation Committee took action by written consent six times and held one meeting.

  In June, 1996, the Board of Directors established a nominating committee, currently composed of W. Gerald Austen and Henri A. Termeer. The nominating committee will be responsible for reviewing the qualifications of potential nominees for election to the Board of Directors and recommending to the stock-holders the election of directors of the Company. Stockholders may make nomi-nations for the election of directors by delivering notice in writing to the secretary of the Company not less than 45 days nor more than 60 days prior to any meeting of the stockholders called for the election of directors.

SECURITIES BENEFICIALLY OWNED BY CERTAIN PERSONS

  The following table sets forth certain information as of July 8, 1996 with respect to the beneficial ownership of the Company's Class A Common Stock and Common Stock of each director and nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation," be-low, all directors and current executive officers of the Company as a group, and each person known by the Company to be the beneficial owner of five per-cent or more of the Company's common stock. This information is based upon in-formation received from or on behalf of the individuals named therein.

                                              Shares of Stock Percent of
Name                                Beneficially Owned (1)(2)  Class (2)
- - ------------------------------------------------------------------------
David M. Lederman (3)                               1,525,200      21.9%
   c/o ABIOMED, Inc.
   33 Cherry Hill Drive
   Danvers, MA 01923
W. Gerald Austen (4)                                   22,500          *
Paul Fireman (4)                                       45,000          *
John F. O'Brien (4)                                    24,500          *
Desmond H. O'Connell, Jr. (4)                           2,500          *
Henri A. Termeer (4)                                   22,500          *
Robert T.V. Kung (4)(5)                               155,063       2.2%
Bruce J. Shook (4)                                     28,268          *
John F. Thero (4)                                       2,500
All Current Executive Officers and                  1,827,281      25.6%
 Directors as a group (9 persons)
 (2)(3)(4)(5)

- - -------------------------------------------------------------------------------
 * Less than 1%.
(1) Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.
(2) Includes all outstanding shares of Common Stock and Class A Common Stock.
    As of July 8, 1996, there were 1,428,000 shares of Class A Common Stock outstanding, all of which were owned by Dr. Lederman. Since Class A Common
    Stock has ten votes per share, the outstanding shares shown as benefi-
    cially owned by Dr. Lederman represent 72.5% of the total voting power of shares of all classes outstanding at July 8, 1996.
(3) Includes 34,400 shares held by the wife of Dr. Lederman and 23,000 shares held by a charitable trust, of which Dr. Lederman is a trustee, as to which Dr. Lederman disclaims beneficial ownership.
(4) Includes the following shares subject to currently exercisable options
    (includes options that will become exercisable within 60 days of July 8,
    1996): Dr. Austen--22,500; Mr. Fireman--30,000; Mr. O'Brien--22,500; Mr.
    O'Connell--2,500; Mr. Termeer--22,500; Dr. Kung--33,063; Mr. Shook--
    27,950; Mr. Thero--2,500.
(5) Includes 60,000 shares held by the wife of Dr. Kung and 12,000 shares held in trust for the benefit of certain relatives of Dr. Kung, as to which Dr.
    Kung disclaims beneficial ownership.

EXECUTIVE COMPENSATION

  The following table sets forth the compensation during the last three fiscal years of (i) the Chief Executive Officer of the Company and (ii) the three ex-ecutive officers of the Company, other than the Chief Executive Officer, who were serving as executive officers at the end of the last fiscal year, whose annual salary and bonus, if any, exceeded $100,000 for services in all capaci-ties to the Company during the last fiscal year (the "named executive offi-cers").

                          SUMMARY COMPENSATION TABLE

                                                                         Long Term
                                         Annual Compensation        Compensation Awards
                                    ----------------------------- -----------------------
                          Fiscal                            Other Securities
Name and                    Year                           Annual Underlying    All Other
Principal                  Ended      Salary   Bonus Compensation    Options Compensation
Position                    3/31         ($)     ($)          ($)        (#)          ($)
- - --------------------------------------------------------------------------------------------
Dr. David M. Lederman       1996    $120,000 $25,000            -          -      $24,912(1)
   Chairman of the          1995     122,320       -            -          -        1,038
   Board, President and     1994     124,632       -            -          -        1,295
   Chief Executive
   Officer
Dr. Robert T.V. Kung        1996    $123,750 $40,000            -          -      $ 4,153(1)
   Senior Vice President    1995     122,304  10,000            -          -        1,038
   Research and             1994     120,263  25,000            -     30,250        1,226
   Development
   (Chief Operating
   Officer,
   R&D Subsidiary), and
   Assistant Secretary
Bruce J. Shook              1996    $110,000 $10,000            -          -      $ 3,399(1)
   Vice President           1995     101,729  10,000            -          -          997
   Cardiovascular           1994      92,016   5,387            -     33,000          907
   Operations
   (Chief Operating
   Officer,
   Cardiovascular
   Subsidiary)
John F. Thero               1996    $109,000 $20,000            -          -      $ 3,379(1)
   Vice President--         1995(2)   53,943  10,000            -          -          184
   Finance
   and Administration,
   Chief Financial
   Officer,
   Treasurer and
   Assistant Secretary
- - --------------------------------------------------------------------------------------------

(1) Includes (a) the following matching contributions to the Company Employee Deferred Compensation Profit Sharing Plan and Trust for fiscal 1996: Dr. Lederman--$650; Dr. Kung--$650; Mr. Shook--$650; and Mr. Thero--$650; (b)
    the following profit sharing allocations under the Company Employee De-ferred Compensation Profit Sharing Plan and Trust for fiscal 1996, subject to applicable vesting based on years of service: Dr. Lederman--$2,094; Dr. Kung--$2,332; Mr. Shook--$1,874; and Mr. Thero--$1,858; (c) the following life insurance premiums paid for term life insurance in excess of $50,000 in fiscal 1996: Dr. Lederman--$21,592; Dr. Kung--$404; Mr. Shook--$347;
    and Mr. Thero--$343; (d) the following long-term disability insurance pre-miums for fiscal 1996: Dr. Lederman--$576; Dr. Kung--$600; Mr. Shook-- $528; and Mr. Thero--$528; and (e) the following award in connection with a newly issued patent: Dr. Kung--$167.
(2) Mr. Thero joined the Company in August 1994.

  The following table sets forth certain information with respect to option grants to the named executive officers during the fiscal year ended March 31, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    Individual Grants
                       -------------------------------------------  Potential Realizable
                        Number of                                     Value at Assumed
                       Securities   % of Total                      Annual Rates of Stock
                       Underlying      Options Exercise            Price Appreciation for
                          Options   Granted to  or Base                Option Term (2)
                          Granted Employees in    Price Expiration -----------------------
Name                      (#) (1)  Fiscal Year   ($/Sh)       Date       5%($)      10%($)
- - ------------------------------------------------------------------------------------------
Dr. David M. Lederman           -            -        -          -           -           -
Dr. Robert T.V. Kung       50,000         21.4   10.625   12/14/05     334,100     846,676
Bruce J. Shook             24,500         10.5   10.625   12/14/05     163,709     414,871
John F. Thero              10,000          4.3     6.25   04/21/05      39,306      99,609
                           30,000         12.8   10.625   12/14/05     200,460     508,005
- - ------------------------------------------------------------------------------------------

(1) The options were granted under the Combination Plan, and become exercis-able in four equal annual installments commencing two years after the date of grant, such that they will be fully exercisable five years after the date of grant, except that the options granted to Mr. Shook become exer-cisable commencing one year after the date of grant, such that they will be fully exercisable four years after such date.
(2) The assumed rates are compounded annually for the full term of the op-tions.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                          Number of
                                                         Securities
                                                         Underlying Value of Unexercised
                                                        Unexercised         In-the-Money
                                                         Options at           Options at
                                                            3/31/96              3/31/96
                       Shares Acquired                 Exercisable/         Exercisable/
                           on Exercise Value Realized Unexercisable        Unexercisable
Name                               (#)            ($)           (#)               ($)(1)
- - ----------------------------------------------------------------------------------------
Dr. David M. Lederman                -              -             -                    -
Dr. Robert T.V. Kung                 -              - 30,063/78,685      135,687/232,109
Bruce J. Shook                       -              - 27,200/52,800      101,425/181,938
John F. Thero                        -              -      0/50,000            0/203,750
- - ----------------------------------------------------------------------------------------

(1) Based upon the $13.00 closing price of the Company's Common Stock on March 29, 1996 on the NASDAQ National Market System minus the respective option exercise price.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company receive an advisory fee of $1,000 per quarter plus an additional $250 for attendance at each meeting of the Board of Directors or a committee thereof or consultation at the offices of the Company. Commencing with the 1996 Annual Meeting, non-employee direc-tors will be paid, in lieu of the advisory fee, an annual retainer of 400 shares of Common Stock and an additional $500 for attendance at each meeting of the Board of Directors or a committee thereof or consultation at the of-fices of the Company.

  Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. The Company has also entered into similar agreements with certain of the Company's officers and top manage-ment personnel who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers.

  The indemnification agreements provide that the Company will pay certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

  The 1989 Non-Qualified Stock Option Plan for Non-Employee Directors. The Company has a 1989 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan"). Under the Directors Plan, options to purchase Common Stock are granted to directors of the Company who are not employees of the Company and who do not own or are not affiliated with any person who owns, di-rectly or indirectly, more than 5% of the Company's outstanding voting stock (the "Eligible Directors"). The current Eligible Directors, among those per-sons nominated for election as directors at the Meeting, are Dr. Austen and Messrs. Fireman, O'Brien, Termeer and O'Connell. No options were granted under the Directors Plan in the fiscal year ended March 31, 1996, except for an op-tion to purchase 12,500 shares which was granted to Mr. O'Connell upon his election to the board of directors at the 1995 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  Decisions regarding executive compensation are made by the Compensation Com-mittee of the Board of Directors, which is composed of Dr. Austen and Messrs. Fireman and O'Brien. The Compensation Committee also administers the Company's 1992 Combination Stock Option Plan (the "Combination Plan"), including deter-mining the individuals to whom stock options are awarded, the terms upon which option grants are made, and the number of shares subject to each option granted under the Combination Plan. No member of the Compensation Committee is a former or current officer or employee of the Company. Dr. Lederman, while not a member of the Compensation Committee, makes recommendations to the Com-pensation Committee regarding executive officer compensation, including the awards of stock options, and often participates in their deliberations but does not vote on such matters.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The primary objectives of the Compensation Committee in developing executive compensation policies are to attract and retain superior talent to enable the Company to achieve its business objectives and to align the financial inter-ests of its executive officers with the stockholders of the Company. The com-pensation of executive officers consists of base compensation, bonus, the grant of options and participation in benefit plans generally available to em-ployees.

  In setting overall compensation for the last fiscal year, the Compensation Committee reviewed the recommendations of the Chief Executive Officer and strove to maintain base compensation for the Company's executive officers at levels which the Compensation Committee believes are competitive with the com-pensation of comparable executive officers in similarly situated companies, while relying upon the Company's Combination Plan and a bonus program to pro-vide significant performance incentives.

  In June 1995, the Compensation Committee approved the Company's FY96 Manage-ment Incentive Compensation Plan (the "Bonus Plan") in order to reward partic-ipants in the Bonus Plan for extraordi-nary contributions to the Company. Under the Bonus Plan, a bonus will be paid to each executive officer and divisional chief operating officer approved by the Compensation Committee for participation in the Bonus Plan based on achievement of certain profit goals set forth in the Bonus Plan. Each partici-pant in the Bonus Plan is assigned an annual bonus amount which can be earned upon achievement of predetermined Profit Before (income) Tax goals for the Company, as set forth in the Bonus Plan. In addition, the Compensation Commit-tee has the right to grant a supplemental bonus based on discretionary fac-tors. In granting this supplemental bonus, the Committee gives substantial weight to the Chief Executive Officers recommendations.

  Each of the executive officers is eligible to receive grants of options un-der the Combination Plan. In determining the number of options to be granted to each executive officer, the Compensation Committee reviews recommendations provided by the Chief Executive Officer based upon the officer's position of responsibility and anticipated contribution to the Company, the number of shares of Common Stock subject to options held or previously granted to the officer, the individual performance of the officer and the number of shares of Common Stock held by the officer.

  For the fiscal year ended March 31, 1996, Dr. Lederman, the Chief Executive Officer of the Company, received a base salary of $120,000 and a $25,000 bo-nus. Dr. Lederman's base salary had remained relatively constant since Octo-ber, 1990, reflecting the Company's stage of development, however, the Compen-sation Committee recently voted to increase his base salary to $150,000 for the 1997 fiscal year. Dr. Lederman has never received any options to purchase stock of the Company, since the Company's option plans prohibit awards to 5% or larger stockholders. The Compensation Committee believes that the compensa-tion of Dr. Lederman is low compared to his importance and contributions to the Company and the compensation of chief executive officers of similarly sit-uated companies.

                            Compensation Committee

                             Dr. W. Gerald Austen
                                 Paul Fireman
                                John F. O'Brien

PERFORMANCE GRAPHS

  The following graph compares the yearly change in the cumulative total stockholder return for the Company's last five full fiscal years, based upon the market price of the Company's Common Stock, with the cumulative total re-turn on the NASDAQ Stock Market (U.S. Companies) and the NASDAQ Stocks-SIC Group Code 384 for that period. The performance graph assumes the investment of $100 on March 28, 1991 in the Company's Common Stock, the NASDAQ Stock Mar-ket (U.S. Companies) and the NASDAQ Stocks--SIC Group Code 384, and the rein-vestment of any and all dividends.


                          3/28/91  3/31/92  3/31/93 3/31/94 3/31/95  3/29/96
                          -------  -------  ------- ------- -------  -------
Computed Index Data:
ABIOMED, Inc.               100.00   156.34   102.82   84.51   81.69   146.48
Nasdaq (U.S. Companies)     100.00   127.46   146.55  158.12  175.94   238.83
Peer Nasdaq SIC 3840-3849   100.00   122.94    94.98   89.82  115.97   159.16

                                PROPOSAL NO. 2

             AMENDMENT TO CERTIFICATE OF INCORPORATION AND BY-LAWS

INTRODUCTION

  At July 8, 1996, Dr. David M. Lederman, founder of the Company, by virtue of his ownership of all of the Class A Common Stock, beneficially owns 72.5% of the total voting power of the Company's Common Stock. However, in general, a transfer of any Class A Common Stock by Dr. Lederman will cause all of the outstanding Class A Common Stock automatically to be converted into Common Stock. (There are limited exceptions to these provisions which allow the transfer of Class A Common Stock to trusts controlled by Dr. Lederman.) Dr. Lederman may at some point in the future wish to dispose of some portion of his Class A Common Stock, which would cause all of the Class A Common Stock to be converted into Common Stock. At such time as that might happen, the Company would become more vulnerable to certain tactics--such as the accumulation of substantial voting positions as a prelude to an attempt to take over corporate control or effect significant corporate restructuring, a proxy fight, and other similar devices--which have become relatively more common in recent years. For the reasons discussed below, the Board of Directors considers that such tactics could be highly disruptive to the Company and can result in dis-similar and inequitable treatment of a company's stockholders. At the 1995 An-nual Meeting, the stockholders adopted various antitakeover measures which had been proposed by the Board of Directors as a means of avoiding such disruptive tactics. See "Relationship of Proposed Amendment to Other Provisions" below. Proposal No. 2 is now being submitted for stockholder approval as a means of further protecting the Company from such tactics. The Board does not presently intend to propose other antitakeover measures in future proxy solicitations.

  Proposal No. 2 is not being recommended in response to any specific effort of which the Board of Directors is aware to accumulate material amounts of the Company's Common Stock, or to acquire control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change the Company's management, but rather in anticipation of such ac-tivities which might result at such time as the Class A Common Stock is con-verted into Common Stock. The Company is aware, however, that unsolicited ac-quisition proposals in connection with takeover activities have employed, or have sought to employ, tactics which are designed to force a response by the target company through threats or attempts to secure action without a meeting of stockholders. The Board of Directors believes that it is important that stockholders be able to discuss matters which may affect their rights, that the Board and the stockholders be able to give advance consideration to any such action, and that it is therefore appropriate for stockholders of a pub-licly-held corporation to take such action affecting the corporation and its stockholders only at a meeting.

THE PROPOSED AMENDMENT

  The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation and By-Laws to provide that the stockholders of the Company may not take action by written consent, in lieu of taking action by voting at an annual or special meeting of stockholders.

  The effect of the amendment would be to amend Paragraph (a) of Section 4.2.2 of Article 4 of the Company's Certificate of Incorporation to add the follow-ing provision and to amend Section 1.7 of the Companys By-Laws, both to read as follows:

  "No action required to be taken or which may be taken at any annual or spe-cial meeting of stockholders of the Corporation may be taken by stockholders without a meeting, and the power of stockholders to consent in writing, with-out a meeting, to the taking of any action is specifically denied."

  Delaware law provides that, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any such meeting, may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting and delivered to the corporation. Presently the By-Laws of the Company like-wise provide that the stockholders of the Company may act by written consent without a meeting.

  The proposed amendment which the Board of Directors has unanimously ap-proved, would eliminate the ability of the stockholders to take action without a meeting of stockholders.

  Under Delaware law, when stockholders are to take action at a meeting a cor-poration must give written notice of the meeting to all stockholders entitled to vote, even when one stockholder or group of stockholders will have a major-ity of the vote to be cast. This prior notice allows minority stockholders to take whatever action they deem appropriate to protect their interests, includ-ing seeking to persuade majority stockholders to follow a different course, selling their shares or litigation. If action is taken by majority holders by written consent, no prior notice is necessary and minority holders may not have any opportunity to protect their interests. The primary purpose of the amendment is to prevent stockholder action without prior notice to all stock-holders.

  Because the By-Laws of the Company do not permit stockholders to call a spe-cial meeting, the proposed amendment will have the effect of preventing the stockholders of the Company from taking action at any time other than an an-nual meeting (or a special meeting authorized by the Board of Directors or other authorized persons) to replace directors, amend the Certificate of In-corporation or take any other action authorized to be taken by stockholders under Delaware law. The proposed amendment may have the effect of discouraging potential purchasers from attempting to acquire control of the Company or, in some cases, may discourage the accumulation of large blocks of Common Stock by reducing the control effect of such blocks, thus reducing temporary fluctua-tions in market price that could be caused by such accumulations.

ADVANTAGES OF THE PROPOSAL

  The proposed amendment is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Company's Board. If the Board is presented with a pro-posal from a third party who has acquired a substantial block of the Company's Common Stock, the Directors will be able to evaluate the proposal and study alternative proposals without the potential of such a stockholder attempting to secure action without a meeting and without notice to minority stockholders or advance consideration by the Board and all of the stockholders. The re-quirement of acting at a meeting of stockholders will help ensure that the best price is obtained in any acquisition transaction that may ultimately be consummated and that the interests of all stockholders will be considered.

DISADVANTAGES OF THE PROPOSAL

  Adoption of the proposed amendment may deter certain mergers, tender offers, proxy contests or other future takeover attempts which holders of some or even a majority of the outstanding stock believe to be in their best interests, and may make removal of management more difficult even if such removal would be beneficial to stockholders generally. Not all takeovers or changes in control of the Board that are proposed and effected without prior consultation and ne-gotiation with the incumbent Board are necessarily detrimental to the Company and its stockholders. However, the Board believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or un-solicited proposal to acquire or restructure the Company outweigh the disad-vantages of discouraging such proposals.

RELATIONSHIP OF CHARTER AMENDMENTS TO OTHER PROVISIONS

  In addition to the antitakeover effects which may exist by virtue of the adoption of the proposed amendment to the Certificate of Incorporation and the By-Laws, certain other provisions of the Company's Certificate of Incorpora-tion and By-Laws may have the effect of making a change of control of the Com-pany more difficult. Delaware law also contains an important limitation on changes in control. Set forth below is a summary of these provisions.

  Class A Common Stock. The Company has outstanding 1,428,000 shares of Class A Common Stock, which are beneficially owned by Dr. David M. Lederman, founder of the Company. Each share of Class A Common Stock has ten votes per share upon all matters except the election of those directors (not less than 25% of the entire board) who are elected by holders of Common Stock, voting as a sep-arate class. As a result of the Class A Common Stock's greater voting power, Dr. Lederman beneficially owns 72.5% of the total voting power of shares of all classes of capital stock at July 8, 1996. As previously discussed, in gen-eral, a transfer of any Class A Common Stock by Dr. Lederman will cause all of the outstanding Class A Common Stock automatically to be converted into Common Stock.

  Preferred Stock. The Company is authorized to issue up to 1,000,000 shares of Class B Preferred Stock, in one or more series, none of which have yet been issued. The Board of Directors is authorized, without any further action by the stockholders, to determine the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, liquidation prefer-ences, sinking fund terms and other rights, preferences, privileges and re-strictions of any series of Class B Preferred Stock, the number of shares con-stituting any such series and the designation thereof. The Board of Directors may, without stockholder approval, issue Class B Preferred Stock with rights and privileges which could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company.

  Classified Board of Directors and Related Matters. At the 1995 Annual Meet-ing, the stockholders approved several amendments to the Company's Certificate of Incorporation which (i) provide for the classification of the Company's Board of Directors into three classes, (ii) eliminate the ability of stock-holders to enlarge the Board of Directors, (iii) provide that vacancies in the office of a director shall be in the first instance filled by the remaining directors, except in the case of the directors elected by the Common Stock voting as a separate class, in which case it shall be filled by the holders of that class voting as a separate class, (iv) provide that directors may only be removed "for cause" and only by the class or classes of stock which elected them, and (v) require an 80% affirmative vote of all votes entitled to be cast to amend the preceding provisions. The classification of directors has the ef-fect of making it more difficult to change the composition of the Board of Di-rectors. At least two stockholder meetings, instead of one, are required to effect a change in the control of the Board. The Board believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's management and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company. It should also be noted that the classification provision applies to every election of directors, whether or not a change in the Board would be beneficial to the Company and its stock-holders and whether or not a majority of the Company's stockholders believes that such a change would be desirable.

  Notice of Nomination. At a meeting of the Board of Directors on June 15, 1995, the Board of Directors voted to amend Section 2.3 of the Company's By-Laws to increase the number of days advance written notice of any stockholder nomination for director from not less than 14 nor more than 50 days to not less than 45 nor more than 60 days prior to the anticipated date of the annual meeting for election of directors. The purpose of this amendment is to provide adequate advance notice to the Company concerning any proposed nominees.

  Consideration of Relevant Factors in Connection with Certain Business Combinations. At the 1995 Annual Meeting, the stockholders approved adding a provision to the Company's Certificate of Incorporation which explicitly di-rects the Board of Directors to take into account all relevant factors in ex-ercising its business judgment in determining what is in the best interests of the Company and its stockholders in evaluating certain tender offers and busi-ness combination proposals. Relevant factors include, without limitation, the Board's estimate of the future value of the Company, the resources and future prospects of the other party, and the possible social, legal, environmental and economic effects on the Company and on the employees, customers, suppliers and creditors of the Company and on the communities in which the Company's fa-cilities are located.

  Delaware Statute. Pursuant to Delaware law, Delaware corporations are pro-hibited from engaging in a wide range of specified transactions with any "in-terested stockholder", defined to include, among others, any person or entity who in the last three years obtained 15% or more of any class or series of stock entitled to vote generally in the election of directors, unless, among other exceptions, the transaction is approved by (i) the Board of Directors prior to the date the interested stockholder obtained such status or (ii) the holders of two-thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder. By virtue of the Company's decision not to opt out of the provisions of this law, it applies to the Com-pany.

  All of the various provisions described above, as well as Proposal No. 2, could be used by the Board of Directors in a manner calculated to prevent the removal of management and make more difficult or discourage a change in con-trol of the Company. Certain aspects of the foregoing provisions were designed to afford the Board of Directors the opportunity to evaluate the terms of a takeover attempt without haste or undue pressure, advise stockholders of its findings, and to negotiate to protect the interests of all stockholders.

  The Company is not aware of any efforts to accumulate the Company's securi-ties or to obtain control of the Company.

  The affirmative vote of a majority of the votes entitled to be cast by hold-ers of the Class A Common Stock and the Common Stock outstanding and entitled to vote, voting as a single class (with holders of Common Stock having one vote per share and holders of Class A Common Stock ten votes per share), is required for the adoption of Proposal No. 2.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2.

                                PROPOSAL NO. 3

              AMENDMENT OF THE 1992 COMBINATION STOCK OPTION PLAN

  The purpose of the 1992 Combination Stock Option Plan (the "1992 Plan") is to enable the Company to attract and retain the services of employees in a po-sition to contribute to the long-term success and growth of the Company and its subsidiaries by providing them with long-term incentives. The Board of Di-rectors has amended the 1992 Plan, subject to stockholder approval, to in-crease the number of shares of Common Stock authorized to be issued thereunder from 1,300,000 shares to 1,550,000 shares.

  The following is a summary of certain material features of the 1992 Plan.

  Stock Available for Options. Under the 1992 Plan, an additional 250,000 shares of Common Stock, for a total of 1,550,000 shares (including shares of Common Stock that were the subject of awards under the Companys predecessor ISO Plan and the Non-Qualified Plans which were superseded by the 1992 Plan) will be available for issuance. As of May 15, 1996, options to purchase 379,667 shares were available for issuance under the 1992 Plan and options to purchase 585,602 shares (net of cancellations) had been granted and were out-standing on that date.

  Administration. The 1992 Plan is administered by the Compensation Committee, none of the members of which is eligible to participate in the 1992 Plan while they are members and for a period of one year thereafter. Subject to the 1992 Plan, the Compensation Committee determines persons to whom options are grant-ed, the exercise price (for non-qualified stock options), the number of shares covered by any option, the term of any option and the time during which any option is exercisable. The Compensation Committee also has the authority to adopt rules and make other determinations with respect to administration of the 1992 Plan.

  Eligibility. Under the 1992 Plan, incentive stock options may only be granted to persons who are employees of the Company at the time of grant, which may include officers and directors (other than members of the Compensa-tion Committee) who are also employees. Non-qualified stock options may be granted to persons who are officers, directors or employees of, or consultants or advisors to, the Company at the time of grant, provided that directors who are not employees of the Company or who are members of the Compensation Com-mittee are not eligible to participate in the 1992 Plan.

  Exercise Price. Under the 1992 Plan, the purchase price of Common Stock sub-ject to an incentive stock option may not be less than its fair market value of the date of grant or, in the case of persons owning stock possessing ten percent or more of the voting power of all outstanding capital stock of the Company on the date of grant, not less than 110% of the fair market value of the Common Stock on the date of grant. To the extent that the aggregate fair market value of Common Stock (measured at the time of grant) with respect to which incentive stock options are first exercisable by an employee during any calendar year under the 1992 Plan and any other plan of the Company providing for incentive stock options exceeds $100,000, such incentive stock options shall be treated as options which are not incentive stock options.

  Under the 1992 Plan, the Compensation Committee has the authority to grant non-qualified stock options at any price not less than the par value ($.01 per share) of the Common Stock. To date all options granted by the Company have had an exercise price equal to their fair market value on the date of grant. The Company has no present plans to issue options to any person with an exer-cise price of less than the fair market value on the date of grant.

  Maximum Option Term. Options granted under the 1992 Plan may not be exer-cised more than ten years from the date of grant, and in the case of incentive stock options issued to persons owning stock possessing ten percent or more of the voting power of all outstanding capital stock of the Company on the date of grant, more than five years from the date of grant.

  Exercise of Options. The exercise price of options granted under the 1992 Plan may be paid in cash with Common Stock (valued at fair market value on the date of purchase), any other property (valued at fair market value on the date of purchase), or by a combination of cash, stock and other property as the Compensation Committee may permit.

  Exercise Restrictions. No incentive stock option under the 1992 Plan may be exercised beyond three months after the option holder ceases to be an employee of the Company, except that the Compensation Committee is authorized to permit exercise for up to one year after termination of employment by reason of death or permanent and total disability. No such restrictions apply for non-qualified stock options. Options granted under the 1992 Plan may not be assigned or transferred except by will or the laws of descent and distribu-tion.

  Amendment or Termination of 1992 Plan. The 1992 Plan may be amended, sus-pended or terminated at any time by the Board of Directors, provided that any amendment to expand the definition of eligible participants, materially in-crease the benefits accruing to participants, increase the number of shares of Common Stock reserved for issuance, extend the term, or otherwise modify the 1992 Plan in any way or manner requiring the approval of the stockholders un-der the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934, if applicable to the Company, will be subject to the approval of the Company's stockholders.

  Duration of 1992 Plan. Options under the 1992 Plan may not be granted after May 1, 2002.

  Federal Tax Consequences. The following discussion of the Federal income tax consequences of the issuance and exercise of options granted under the 1992 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date of this proxy statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the Federal income tax consequences of the 1992 Plan or of the requirements that must be met in order to qualify for the described tax treatment. The 1992 Plan is not qualified under Section 401 of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

  Incentive Stock Options.

  General Rules. Incentive stock options granted under the 1992 Plan are in-tended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. An option holder generally will not recognize taxable income upon either the grant or the exercise of an incentive stock option. (However, under certain circumstances, there may be alternative minimum tax consequences on exercise, as discussed below.) An option holder will recognize taxable in-come upon the disposition of the shares received upon exercise of the option. In general, any gain recognized upon a disposition will be taxable as long-term capital gain. A different treatment applies to a "disqualifying disposi-tion", as discussed below.

  Alternative Minimum Tax. In general, for alternative minimum tax (or "AMT") purposes, an employee must include in alternative minimum taxable income, in the year of exercise of an incentive stock option, an amount equal to the ex-cess of the fair market value of the shares issued upon exercise over the ex-ercise price. The AMT only applies if it produces a greater tax liability than the conventional tax system.

  Disqualifying Dispositions. A "disqualifying disposition" means any disposi-tion of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were transferred to the option holder. In general, if an option holder makes a disqualifying disposition, a portion of the gain will be recognized as ordi-nary income. Special rules apply to a disqualifying disposition by gift.

  Use of Already Owned Shares. An option holder may pay the exercise price, in whole or in part, by delivering shares of Common Stock already owned by the holder. In general he or she will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. However, if the shares surrendered were acquired pursuant to an incentive stock option and the required holding periods have not been satisfied, then the rules regarding disqualifying dispositions, de-scribed above, will apply to the surrendered shares.

  Deduction to Company. The Company will not be entitled to any deduction with respect to the grant or exercise of incentive stock options so long as the op-tion holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, the Company will generally be entitled to a deduction for federal income tax purposes in an amount equal to the tax-able income recognized by the option holder.

  The tax treatment of shares which may be forfeited if the recipient ceases being employed by the Company vary somewhat from the tax treatment described above. Although the Company is permitted to issue options to purchase such shares, it has been the policy of the Company not to issue shares with a sub-stantial risk of forfeiture. Accordingly, a description of the tax treatment of such shares is not included in this proxy statement.

  Non-Qualified Stock Options.

  In General. Non-qualified stock options granted under the 1992 Plan will not qualify as incentive stock options under Section 422 of the Internal Revenue Code. The recipient of a non-qualified stock option under the 1992 Plan will not recognize any taxable income at the time the option is granted. However, upon exercise, the option holder will generally recognize ordinary taxable in-come in an amount equal to the excess of the fair market value of the shares received on the date of exercise over the option exercise price. Upon a subse-quent sale of those shares, long-term or short-term gain or loss (depending upon the holding period) will generally be recognized equal to the difference between the amount realized and the fair market value of the shares on the date of exercise.

  Use of Already Owned Shares. An option holder who pays the exercise price, in whole or in part, by delivering shares of Common Stock already owned by the holder will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules de-scribed above.

  Deduction to Company. When the option holder recognizes income, the Company is generally required to withhold income taxes with respect to that income. If the Company satisfies its withholding obligations, the Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder.

  The affirmative vote of a majority of the votes of holders of the Class A Common Stock and the Common Stock (voting together as a single class, with the holders of Class A Common Stock having ten votes per share and the holders of Common Stock one vote per share) present in person or by proxy at the Meeting is required for adoption of Proposal No. 3.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 3.

                                 OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Arthur Andersen LLP., as the indepen-dent certified public accountants to audit the consolidated financial state-ments of the Company for the fiscal year ending March 31, 1997. That firm has served as the Company's auditors since 1983.

  A representative of Arthur Andersen LLP. will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

REPORTING UNDER SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and NASDAQ, and furnish the Company with copies of such Forms.

  Based solely on the Company's review of the copies of such Forms it has re-ceived and written representations from certain reporting persons that they were not required to file Forms 5 with respect to the Company's most recent fiscal year, the Company believes that all of its current executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended March 31, 1996.

OTHER PROPOSED ACTION

  The Board of Directors knows of no other business to come before the Meet-ing. However, if any other business should properly be presented to the Meet-ing, the proxies will be voted in accordance with the judgment of the person or persons holding the proxies.

STOCKHOLDER PROPOSALS

  Proposals which stockholders intend to present at the Company's 1997 Annual Meeting of Stockholders and wish to have included in the Company's proxy mate-rials must be received by the Company no later than March 14, 1997.

INCORPORATION BY REFERENCE

  To the extent that this Proxy Statement has been or will be specifically in-corporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT AND FORM 10-K

  Additional copies of the Annual Report to Stockholders for the fiscal year ended March 31, 1996 and copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 as filed with the Securities and Ex-change Commission are available to stockholders without charge upon written request addressed to: Investor Relations, ABIOMED, Inc., 33 Cherry Hill Drive, Danvers, Massachusetts 01923.

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCK-HOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                 ABIOMED, INC.

P        The undersigned hereby appoints David M. Lederman and Donald E.
     Paulson, and each of them, with full power of substitution, attorneys and
R proxies to represent the undersigbed at the 1996 Annual Meeting of Stockholders of ABIOMED, Inc. to be held on August 14, 1996, and at any
O adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which
X the undersigned may be entitled to vote at said meeting upon the election of directors and other matters as more fully described in the Notice of and
Y Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT
     WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE PROPOSALS DESCRIBED IN THE NOTICE OF AND PROXY STATEMENT FOR THE MEETING.

                 Continued, and to be signed, on reverse side
       (Please fill in the reverse side and mail in enclosed enevelope)

                                                            [SEE REVERSE SIDE]

     Please mark
[X]  votes as in
     this example.

1. Election of Class I Directors

Nominees: David M. Lederman and
Desmond H. O'Connell, Jr.

FOR BOTH             [_]   [_]      WITHHOLD AUTHORITY
NOMINEES                            to Vote for both nominees
(except as marked
to the contrary)


FOR, except vote withheld from the following individual

_______________________________________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE)



(Signatures should be the same as the shares printed herein. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their titles when signing.)

#50072347vi-DONEGAJM-282jo11.DOC-8209/1


2. Amendment of                 FOR      AGAINST      ABSTAIN
certificate of                  [_]        [_]          [_]
incorporation and by-
laws to provide that
stockholders may not
take action by written
consent.

3. Amendment to                 FOR      AGAINST      ABSTAIN
1992 Combination                [_]        [_]          [_]
Stock Option Plan to
increase shares that
may be issued under
plan by 250,000
shares.
                                MARK HERE FOR ADDRESS   [_]
                               CHANGE AND NOTE AT LEFT

Signature:_____________________________  Date__________


Signature:_____________________________  Date__________